CLOSED-END LINE OF CREDIT AGREEMENT

THIS AGREEMENT is dated as of March 27, 2008 between AMB FINANCIAL CORPORATION, an Indiana corporation with its principal place of business at 8230 Hohman Avenue, Munster, Indiana 46321 (''Company''), and Lenders signatory hereto (individually ''Lender'' and collectively ''Lenders'').

Company and Lenders agree as follows:

Article I Closed-end Line of Credit

1. Each Lender hereby establishes a Closed-end Line of Credit (“Term Loan”) in favor of Company on the terms hereof in an aggregate principal amount at any one time outstanding not exceeding its proportionate share of $2,000,000.00. The Term Loan ultimately obtained may be in an amount equal to or less than the total committed credit sum of $2,000,000.00, and the amount ultimately borrowed shall be divided among Lenders in proportion to the percentage set forth opposite each Lender's signature hereto (''Lender's Commitment'').

2. At the time of availing itself of the Term Loan, Company shall execute and deliver to each Lender a note (“Term Note'') payable to the order of each Lender for the amount of its respective loan to Company. The Term Notes shall be in the form of ''Exhibits 1 and 2'' attached hereto, with blanks suitably filled, shall be dated the date of the borrowing, and shall mature on or before March 31, 2013. The rate of interest before maturity shall be at a rate of eight percent per annum (8%) (computed on a 365-day basis). Accrued interest shall be payable monthly, on the last business day of each month starting with the month following the month during which the funds are actually advanced to Company.

3. This Closed-end Line of Credit Agreement and any and all corresponding Term Notes to be executed pursuant hereto are secured by a Collateral Pledge Agreements of even date herewith, pledging to each Lender a security interest in approximately one-half (1/2) of all of the 1,124,125 shares of AMERICAN SAVINGS, FSB stock (the subsidiary of AMB FINANCIAL CORP.) that are owned by Company, identified as CUSIP #1. Said share certificate shall be returned to Company, retired and re-issued in two (2) separate certificates in the name of AMB FINANCIAL CORPORATION, with 562,062 of the shares to be issued in a separate certificate issued in the name of AMB FINANCIAL CORPORATION, but pledged as collateral security to Lender George Novogroder, and with the remaining 562,023 shares to be issued in a separate certificate issued in the name of AMB FINANCIAL CORPORATION, but pledged as collateral security to Lender First Regional Bank, custodian FBO Clement B. Knapp, Jr. IRA. The stock certificates for said shares, together with executed stock powers, in the form of “Exhibits 3 and 4” attached hereto, shall be held in safekeeping under a Tri-Party Escrow Agreement with an escrow agent to be determined upon mutual agreement of the Company and Lenders.

Article II Right to Terminate or Reduce Term Loan

1. Company may at any time terminate or reduce the Term Loan hereby created, without penalty or premium, by giving written notice to each of Lenders and by payment of all or a portion of the principal balance of the Term Notes outstanding hereunder, in either case with payment to be applied first to any accrued interest, with the balance to be applied to the principal on said Term Notes.

2. Any reduction of the Term Loan shall apply to the commitments of Lenders proportionately, and Company may not terminate the commitment of one Lender without terminating the commitment of the other Lender. All payments of principal or interest by Company on the Term Notes shall be made ratably on the indebtedness owing to each Lender.

Article III Provisions Relative to Borrowing and Payments

1. Each borrowing from Lenders hereunder shall be made pro rata according to their respective commitments and on the same date. Each payment and prepayment of the Revolving Credit Notes shall be made pro rata in accordance with the principal amounts of such notes.

Article IV Representations and Warranties

Company represents and warrants that:

1. The 2007 audited financial statements of Company and its subsidiaries heretofore furnished to each Lender, are complete and correct and fairly present the consolidated financial condition of Company and its subsidiaries as of the date of said statements. To the best of Company's knowledge and belief, neither Company nor any subsidiary has any material or substantial contingent obligation or liability for taxes not disclosed by or reserved against in said statements or in other public information regarding the Company or American Savings, FSB..

2. Company has full power and authority to execute and perform the terms and provisions of this Agreement and to borrow hereunder.

3. The 1,124,125 shares of American Savings, FSB Stock represents 100% of the issued, authorized and outstanding stock of American Savings, FSB.

Article V Affirmative Covenants

1. Company covenants and agrees that until all indebtedness incurred hereunder has been paid in full and Company no longer has the right to borrow hereunder, it will:

(a) Furnish to each Lender, not later than 90 days after the end of each fiscal year, a consolidated profit and loss statement and statement of surplus of Company and its subsidiaries for such year and a consolidated balance sheet of Company and its subsidiaries as of the last day of such fiscal year, certified by independent public accountants in accordance with GAAP;

(b) From time to time furnish to each Lender all financial information, including proxy statements, furnished by Company to its shareholders;

(c) With reasonable promptness, furnish to each Lender all additional financial statements and data and information concerning the financial condition of Company and its subsidiaries reasonably requested by any Lender; provided, however, that no provision of this Article V, Section 1, shall require Company to give any Lender any information which it is prohibited from giving individual Lenders by any governmental regulation;

(d) At all times keep its property insured against loss or damage to the extent and against the risks that similar property is usually insured by other companies engaged in the same business, and will cause its subsidiaries so to do; and

(e) Promptly pay and discharge or extend in accordance with law, and cause its subsidiaries to pay and discharge or extend in accordance with law, all taxes and assessments levied and assessed or imposed upon its property or upon its income as well as all claims which, if unpaid, might by law become a lien or charge upon its property. Nothing herein contained, however, shall require Company or any subsidiary to pay any such taxes, assessments or claims so long as Company or such subsidiary in good faith contests the validity and stays the execution and enforcement thereof.

2. Lenders covenant and agree that they will keep all non-public information they receive from the Company and its subsidiaries confidential until such information otherwise becomes public due to the actions of parties other than Lenders or persons to whom they directly or indirectly disclosed the subject information. Lenders further agree that they will not (i) utilize any non-public information they receive from the Company and its subsidiaries for any reason other than monitoring the Company’s compliance with this Agreement, (ii) utilize any non-public information they receive from the Company or its subsidiaries in any manner prohibited by law or regulation, (iii) trade any of the Company’s or its subsidiaries’ securities based on material non-public information, or (iv) tip others who then so trade.

Article VI Events of Default

The following shall constitute Events of Default under this Agreement: (a) Company defaults in the payment of any principal on any Term Note created hereunder when it becomes due, either under the terms of the note or otherwise as provided herein; (b) Company defaults in the payment of any interest on any Term Note created hereunder for more than 15 days after the due date; (c) any material representation or warranty made by Company herein or in any writing furnished in connection with or pursuant to the Agreement is false in any material respect on the date made; (d) Company defaults in the performance or observance of any other agreement, term, or condition contained herein, and such default is not remedied within 30 days after Company receives written notice thereof from the holder or holders of the Term Notes outstanding at the time; (e) Company or a subsidiary makes an assignment for the benefit of creditors; (f) Company or a subsidiary petitions or applies to any tribunal for the appointment of a trustee or receiver, either of it or of a substantial part of its assets, or commences any proceedings relating to it under any Bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction; (g) any such petition or application is filed, or any such proceedings are commenced, against Company or a subsidiary, and Company or such subsidiary by any act indicates its approval, consent, or acquiescence, or an order is entered appointing such trustee or receiver, adjudicating Company or a subsidiary Bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for more than 90 days; or (h) an order is entered in any proceedings against Company, or a subsidiary of Company, decreeing its dissolution or split-up, and such order remains in effect for more than 90 days. If any one or more of the above Events of Default occur and continue, the Lenders may, by written notice to Company, declare all of the notes to be, and all of the notes shall thereupon be and become, immediately due and payable, together with interest accrued thereon. If the Company defaults on a Term Note, the affected Lender shall be entitled to vote the pledged shares on all corporate questions so long as Company shall remain in default, but only to the extent permitted by applicable law and regulations, including Part 574 of the OTS Regulations, with Company retaining the remaining voting rights.

Article VII Definitions

For the purpose of this Agreement, the following terms shall have the following meanings:

1. ''Person'' shall mean and include an individual, a partnership, a limited liability company, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof;

2. ''Subsidiary'' shall mean any corporation organized under the laws of any state of the United States of America, Puerto Rico, Canada, or any province of Canada, a majority of the voting stock of which shall, at the time as of which any determination is being made, be owned by Company, either directly or through subsidiaries;

3. ''Event of default'' shall mean any event specified in Article VI, provided that every requirement in connection with such event for the giving of notice, the lapse of time, or the happening of any further condition, event or act has been satisfied. ''Default'' shall mean any of such events, regardless of whether any such requirement has been satisfied;

Article VIII Miscellaneous

1. This Agreement may be amended, and Company may take any action herein prohibited, or omit to perform any act herein required to be performed, if it obtains the prior written consent of all holders of the Term Notes at the time outstanding to such amendment, action, or omission to act. Each holder of any note shall be bound by any consent authorized by this Section 1.

2. All representations and warranties contained herein or made in writing by Company in connection herewith shall survive the execution and delivery of this Agreement and of the notes.

3. All covenants and agreements in this Agreement contained by or on behalf of either party shall bind and inure to the benefit of its respective successors and assigns. Furthermore, the rights and responsibilities of all parties under this Agreement are not assignable without the express written consent of all parties hereto, subject to applicable law and regulations.

4. All communications provided for hereunder shall be sent by us, Certified Mail and, if to Lenders, addressed in the manner indicated underneath their signatures to this Agreement, and, if to Company, to its offices at 8230 Hohman Avenue, Munster, Indiana 46321, attention of President or Chief Financial Officer, or to any other address of which either party notifies the other in writing.

5. No delay or failure by Lenders to exercise any right or remedy under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein. The rights and remedies expressly specified herein are cumulative and not exclusive of Lenders' other rights and remedies.

6. This Agreement shall terminate when Company no longer has the right to borrow hereunder and all notes issued pursuant hereto have been paid in full, provided that, if all Term Notes have been paid in full, the Company shall have the right to unilaterally terminate this Agreement including all the restrictions hereunder.

7. This Agreement may be executed in any number of copies and by the different parties hereto on separate counterparts. Complete sets of counterparts executed by all of the parties shall be filed with Company.

The parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

LENDER’S NAME & ADDRESS	PARTICIPATION PERCENTAGE

50%

First Regional Bank, custodian FBO Clement B.	50%
Knapp, Jr. IRA
_____________________________[signature]
Printed Name:____________________
Title:___________________________
Address: P.O. Box 85410, San Diego, CA 92186-5410
AMB FINANCIAL CORPORATION (Company)

By:
President

By:
Vice President

ACKNOWLEDGEMENT OF PLEDGE:

American Savings, FSB acknowledges and consents to the pledge of its stock as set forth hereinabove, and further represents and warrants to the Lenders that it will not cause any additional stock to be authorized and/or issued until the Closed-End Line of Credit facility is paid in full.

AMERICAN SAVINGS, FSB

By: _____________________________
Printed Name:_____________________
Title:_____________________________

EXHIBIT 2
Term Note

$1,000,000.00 [amount of note ]

Munster, Indiana

___________________ [date ]

No. ___________________
Borrower/Corporation: AMB Financial Corporation
Holder/Lender: First Regional Bank, custodian FBO Clement B. Knapp, Jr. IRA
Holder/Lender’s Address: Address: P.O. Box 85410, San Diego, CA 92186-5410
Interest Rate: Eight Percent (8%) per annum
Promissory Note Due: March 31, 2013

Obligation

1. AMB Financial Corporation (the ''Corporation''), an Indiana corporation, for value received, promises to pay to First Regional Bank, custodian FBO Clement B. Knapp, Jr. IRA, on or before March 31, 2013, the principal sum of $ 1,000,000.00 and to pay interest on the principal sum from the date of this Note at the rate of Eight percent (8%) per annum until the principal is paid in full. Interest payments will be made monthly on the last business day of each month, starting with the first calendar month following the month in which the loaned funds are advanced to Borrower.

Medium of Payment

2. The principal and interest on this Note are payable in lawful money of the United States by direct deposit into an account to be designated by Lender, or at such other office of the Corporation as it may from time to time designate.

Redemption--Straight Method

3. This Note shall be redeemable at the option of the Corporation, in whole or in part, at any time after the giving of appropriate notice. The redemption price for this Note shall be the principal amount of the Note plus interest accrued to the date fixed for redemption. This Note shall become due and payable and shall cease to bear interest on the date fixed for redemption, and the amount then payable to the holder shall be paid on the surrender of this Note to the Corporation.

Notice of Redemption to Registered Holder

4. Prior to redemption, the Corporation shall notify any registered holder of this Note of its intention to redeem and of the redemption date at least ten (10) days prior to the date, by registered mail addressed to the registered holder at his or her last address as it appears on the registration books of the Corporation. After the giving of the notice, the liability of the Corporation for interest on this Note shall cease on the date of redemption fixed in the notice, unless the Corporation fails to redeem this Note when it is presented for redemption on or after the redemption date.

Default

5. Without notice, except as expressly provided in this Note, the following will be deemed events of default:

Interest

a. Failure to pay any installment of interest on this Note when due, if the failure to pay continues for a period of fifteen (15) days.

Principal

b. Failure to pay the principal of this Note as and when it becomes due and payable, either at maturity or on redemption.

Covenants

c. Failure on the part of the Corporation to observe or perform any of the covenants contained in this Note, but only after written notice of the failure has been given to the Corporation by the registered holder, and only if the failure has continued unremedied for at least thirty (30) days after the date the Corporation receives the notice of default.

Insolvency

d. A decree or order of a court adjudging the Corporation bankrupt or insolvent, or approving a petition seeking reorganization of the Corporation under the Bankruptcy Code, if the decree or order has continued undischarged or unstayed for a period of ninety (90) days.

Receivership

e. A decree or order of a court for the appointment of a receiver, liquidator, or trustee for the Corporation, for a sale of all or substantially all of its property, or for the winding-up or liquidation of its affairs; but only if the decree or order has continued in force undischarged or unstayed for a period of ninety (90) days.

Bankruptcy

f. Any of the following actions by the Corporation:

(1) Institution of voluntary bankruptcy proceedings, consent to the filing of bankruptcy proceedings, or proceedings relating to reorganization under the Bankruptcy Code;

(2) Consent to the appointment of a receiver, liquidator, or trustee;

(3) Making a general assignment for the benefit of creditors;

(4) Admission in writing of its inability to pay its debts as they become due.

Acceleration of Maturity

6. If any one or more events of default occur, the registered holder of this Note at that time may declare the principal and all accrued interest on this Note then outstanding immediately due and payable, by notice in writing to the Corporation. At any time within twenty (20) days after the notice, the registered holder of this Note may rescind the declaration of acceleration and waive the default by written notice to the Corporation. During any time that the Borrower remains in default as defined hereinabove, interest on the principal balance shall be charged at a rate of ten percent (10%) per annum until the default is cured.

Payment on Acceleration

7. On any acceleration of the maturity of this Note, and if there has been no rescission of that acceleration, the Corporation shall, within sixty (60) days, pay the entire principal unpaid balance together with accrued interest to the date of payment. If the Corporation fails to make payment, the holder of this Note shall be entitled to take any and all legal and/or equitable remedies available under applicable law to enforce the obligations of the Corporation. In the event that suit is brought to enforce payment and final judgment is entered in favor of the holder, the Corporation promises to pay to Lender all costs of collection and reasonable attorneys' fees to be fixed by the court.

Notices

8. Any communication or notices required by this Note shall be delivered or mailed to the offices of the Corporation shown above, and to the registered holder of this Note at the address for Holder/Lender shown above. Either the Corporation or the registered holder may change the address designated for receipt of notices by written notice of the change to the other party.

Construction

9. This Note is to be construed in accordance with the laws of the State of Indiana.

Executed on ___________________ [date], at Munster, Indiana.

AMB FINANCIAL CORPORATION (Borrower)

By:________________________
Title:_______________________

EXHIBIT 4

STOCK POWER - KNAPP

For full and adequate consideration received, AMB Financial Corporation, an Indiana corporation, hereby sells, assigns and transfers to First Regional Bank, custodian FBO Clement B. Knapp, Jr. IRA 562,063 shares of common stock of American Savings, FSB, represented by Stock Certificate Number __, a copy of which is attached hereto and marked as Exhibit A, now registered in the name of AMB Financial Corporation on the books of American Savings, FSB, being Share Certificate Number __, and hereby irrevocably constitutes and appoints the Secretary and/or authorized officer of American Savings, FSB, agent and attorney to transfer the aforesaid stock on the books of American Savings, FSB, to First Regional Bank, custodian FBO Clement B. Knapp, Jr. IRA, with full power of substitution in the premises.

Dated: March __, 2008

AMB Financial Corporation, an Indiana corporation

By:
Name:
	Its:	President

By:
Name:
	Its:	Vice President

STATE OF INDIANA	)
) ss:
COUNTY OF LAKE	)

Before me, a Notary Public in and for said county and state, personally appeared , the President of AMB Financial Corporation, and , the Vice President of AMB Financial Corporation, and acknowledged that they executed the same in their authorized capacities, and that by their signatures on this instrument, the entity upon behalf of which the persons acted has executed this instrument.

Notary Public

My Commission Expires: